UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2016

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2016, the Board of Directors (the “Board”) of MetLife, Inc. (the “Company”) adopted amendments to the Company’s By-Laws (as so amended, the “By-Laws”) designating Delaware the exclusive forum for actions such as derivative suits or shareholder actions claiming a breach of fiduciary duty or actions arising out of Delaware corporate law or the Company’s charter or By-Laws. The Company’s shareholders approved a non-binding proposal to advise the Board to adopt such a By-Law provision at their 2016 annual meeting, with over 68% of shares cast in favor of the proposal (excluding abstentions). Section 8.11 has been added to the By-Laws to include such exclusive forum provision. The Company may consent to an alternative forum on a case-by-case basis where it determines that its interests and those of its shareholders are best served by doing so. Prior to this amendment, the By-Laws had not specified a forum for such suits or actions.

The foregoing description of the By-Laws is not complete and is qualified in its entirety by reference to the By-Laws, which are filed as Exhibit 3.1 hereto in redline form showing the amendments described above, and as Exhibit 3.2 hereto in unmarked form, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

3.1	Amended and Restated By-Laws of MetLife, Inc., effective September 27, 2016, redlined for amendments effective September 27, 2016.

3.2	Amended and Restated By-Laws of MetLife, Inc., effective September 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
Name: Timothy J. Ring
Title: Senior Vice President and Secretary

Date: September 29, 2016

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT

3.1	Amended and Restated By-Laws of MetLife, Inc., effective September 27, 2016, redlined for amendments effective September 27, 2016.

3.2	Amended and Restated By-Laws of MetLife, Inc., effective September 27, 2016.

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